EXHIBIT A 10.108 RESTRICTED STOCK AWARD AGREEMENT pursuant to CENTRAL VERMONT PUBLIC SERVICE CORPORATION 2002 LONG-TERM INCENTIVE PLAN
Participant:	Robert H. Young
Award Date:	February 27, 2006
Number of shares of Restricted Stock granted:	4,500 shares of the Company's Common Stock at a price of $21.65 per share, which is the average price on February 27, 2006, with two-year cliff vest.
Lapse Date:	Restriction lapses 100% on second anniversary of award date.

            THIS AWARD AGREEMENT (this "Agreement"), dated as of the Award Date specified above, is entered into by and between Central Vermont Public Service Corporation, a Vermont corporation, (the "Company"), and the Participant specified above, pursuant to the Company's 2002 Long-Term Incentive Plan, as in effect and as amended from time to time (the "2002 Plan"); and

            1.        Incorporation By Reference; 2002 Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the 2002 Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the award provided for herein), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the 2002 Plan. The Participant hereby acknowledges receipt of a true copy of the 2002 Plan and that the Participant has read the 2002 Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the 2002 Plan, the terms of the 2002 Plan shall control.

            2.        Grant of Restricted Share Award. The Company hereby grants to the Participant, as of the Award Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by Section 8 of the 2002 Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant's stockholder interest in the Company for any reason.

            3.        Deposit of the Shares; Rights as Shareholders. The Company shall issue a certificate for the Restricted Stock in the name of Participant but shall retain the certificate during the period of restriction. Simultaneously with the execution of this Agreement, the Participant shall execute in blank and deliver to the Company a stock power with respect to such certificate substantially in the form of Exhibit A hereto. During the period subject to the restrictions set forth herein and in the 2002 Plan, Participant shall be entitled to receive the dividends and vote the Shares that have been issued in the name of the Participant. In the event that the Participant is entitled to receive additional shares of Common Stock as a result of a stock split, stock dividend or distribution with respect to the Restricted Stock, such additional shares will be made subject to the same restrictions set forth in this Agreement as if the shares of Common Stock so dividended or distributed were part of the original grant of Restricted Stock.

            4.        Restrictions and Vesting. Except as otherwise provided in the 2002 Plan or in Section 4 of this Agreement, the Restricted Stock award so issued and granted to Participant shall vest and become transferable by the Participant two years from the award date.

            5.        Delivery of Restricted Shares; Forfeiture Events.

                       5.1        After the lapse of the restrictions in respect of a grant of Restricted Stock, the Participant shall be entitled to receive unrestricted Shares of the Company's Common Stock.

                       5.2        If the Participant's employment as a key employee or service as a director of the Company, as the case may be, terminates other than by death, Disability or Retirement the Participant's Restricted Shares that have not yet vested as of the date of such termination shall be forfeited. If during the period of restriction, the Participant's employment with the Company terminates either due to death, Disability, or Retirement, all restrictions on the Restricted Stock shall lapse and the Participant shall be deemed to have earned all Restricted Stock on the date of the Participant's death, Disability, or Retirement.

            6.        Non-transferability. Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the 2002 Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any such Restricted Stock, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the 2002 Plan shall be null and void and without legal force or effect.

            7.        Compliance with Laws. The issuance of the Restricted Stock or the Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the Restricted Stock or the Shares pursuant to this Agreement if such issuance would violate any such requirements.

            8.        Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant.

            9.        Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the 2002 Plan and the consummation of the transactions contemplated thereunder.

            10.        Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Vermont, and (c) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

            11.        Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            IN WITNESS WHEREOF, the parties have executed the Restricted Stock Award Agreement on the day and year first above written.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION By: /s/ Frederic H. Bertrand Frederic H. Bertrand, Chair

            The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement and to all the terms and provisions of the 2002 Plan herein incorporated by reference.

/s/ Robert H. Young Participant	February 27, 2006 Date

EXHIBIT A

STOCK POWER

For value received I hereby sell, assign and transfer unto                            (Tax-Payer ID of

Transferee)                                                          (Name of transferee)

(Street)                                (City, State, Zip code)             (number of) Certificate shares of the

Common Stock of the                                                            (Corporation Name) registered to

                          (Registered Name)                        (Account Number) represented by certificate

number                herewith and do hereby irrevocably constitute and appoint American Stock Transfer

& Trust Company, Attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:

Signature: